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                                Exhibit 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-4 of our report dated January 23, 1995 on our audits of the financial statements of Ponte Vedra Banking Corporation as of December 31, 1994 and 1993 and for the years then ended. We also consent to the reference to our firm under the caption "Relationships with Independent Public Accountants and Experts."



HARBESON, BECKERLEG & FLETCHER



Jacksonville, Florida
October 11, 1995